Registration No. _________________.

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW AGE TRANSLATION, INC.
 (Name of small business issuer in its charter)

Nevada	7389	20-1983837
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

NEW AGE TRANSLATION, INC.	CT Corporation of Nevada
12926 Morehead	6100 Neil Road
Chapel Hill, NC 27517	Suite 500
(919) 969-2982	Reno, Nevada 89544
(775) 688-3061
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee [1]

Common Stock by Selling
Shareholders	814,000	$0.01	$8,140	$100.00

Total	814,000	$0.01	$8,140	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

NEW AGE TRANSLATION, INC.
814,000 Shares of Common Stock

We are registering for sale by selling shareholders, 814,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale .

Our shares of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering		Proceeds to Selling
	Price	Expenses	Shareholders

Per Share to Selling Shareholders	$0.01	$0.00	$0.01
Total to Selling Shareholders	$8,140	$0.00	$8,140

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our business

We were incorporated on November 22, 2004. We will provide English to Chinese and Chinese to English translation services to technology companies.

Our principal executive offices are located at 12926 Morehead, Chapel Hill, North Carolina 27517 and our telephone number is (919) 969-2982. Our fiscal year end is November 30.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	814,000 shares of common stock
Offering price per share	$0.01
Net proceeds to us	None
Number of shares outstanding before the offering	5,814,000
Number of shares outstanding after the offering if all of the shares are sold	5,814,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of
	February 28, 2005	November 30, 2004
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$111	$100
Total Liabilities	$18,565	$15,050
Stockholders Equity (Deficit)	$(18,454)	$(14,950)
	From Inception	From Inception
	through	through
	February 28, 2005	November 30, 2004
	(Unaudited)	(Audited)
Income Statement
Revenue	$0	$0
Total Expenses	$3,504	$15,000
Net Loss	$(3,504)	$(15,000)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with NEW AGE TRANSLATION, INC.:

  Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations.

  Our auditors have issued a going concern opinion as at November 30, 2004. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

  We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, you will lose you investment.

  We were incorporated in November 2004 and we have just initiated our proposed business operations but have not realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception to February 28, 2005 is $18,504 of which $15,000 is for legal fees; $2,500 is for audit fees; and $1,004 is for filing fees and general office expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to locate customers who will use our translation services
*	our ability to generate revenues through our translation services

  Based upon current plans, we expect to incur operating losses in the immediate future because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

  If we do not attract clients, we will not make a profit and as a result you could lose your investment.

  We have no clients. We have not identified any clients and we cannot guarantee we ever will have any clients. We have not conducted any market research in the acceptance of our services. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

  We are solely dependent upon the funds from our private placement to start our business, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them, you could lose your investment.

  We have just initiated our operations. We raised net proceeds of $46,400 from our private placement. We believe the $46,400 will allow us to operate for one year. If we need additional funds and can't raise the money, we will have to cease operations and you will lose your investment.

  If we do not make a profit, we may have to suspend or cease operations and you will lose your investment.

  Because we are small and do not have much capital, we must limit marketing our services. The sale of services is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations and you will lose your investment.

  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations and you will lose your investment.

  Our sole officer and director, John A. Fahlberg, will only be devoting limited time to our operations. John A Fahlberg, our president and sole director will be devoting approximately 14 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Fahlberg. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. As a result, you could lose your investment.

  Because our sole officer and director does not have prior experience in translation services, we may have to hire individuals or suspend or cease operations and you could lose your investment.

  Because our sole officer and director does not have prior experience in furnishing translation services, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

  Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

  We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

  Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations.

  We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

  Because we are small and have no employees other that our sole officer and director, we will have difficulty in competing with more well established entities that furnish translation services, and our potential revenues could be effectively reduced.

  We are a small start-up business with one employee, our sole officer and director, who will be devoting limited time to our operations. As a result, we will have difficulty competing with more well established translation services that have substantially more assets and personnel than we do. As a result, our potential revenues could be effectively reduced.

Investment risks:
  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

  Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

  Because we may issue additional shares of common stock in public offerings or private placements, your ownership interest in us may be diluted.

  Because we may issue shares of common stock in public offerings or private placements in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of directors. We selected the $0.01 price the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

There are 53 selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $35,000.00. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  Not engage in any stabilization activities in connection with our common stock;

  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 5,814,000 shares of common stock outstanding as of June 2, 2005, 5,000,000 shares are owned by our sole officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

General

We were incorporated in the State of Nevada on November 22, 2004. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511 and our business office is located at 12926 Morehead, Chapel Hill, North Carolina 27517. This is our mailing address as well. Our telephone number is (919) 969-2982. This is the home of John A. Fahlberg, our president. Mr. Fahlberg supplies this office space to us on a rent-free basis.

We have no revenues, have achieved losses since inception, have limited operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

We have completed a private placement of securities and raised $81,400 gross proceeds, $46,400 net proceeds. We have begun conducting our operations. All of the information contained herein is forward looking.

Services

We will provide English to Chinese and Chinese to English translation services to technology companies.

Our services will include, but are not limited to translation of technical documents, instructions, technical specs, user manuals, communication documents, e-mails, parts lists, patents, and contractual agreements. The pricing for these services will vary greatly from project to project, and will be based on the size and scope of the individual project.

We will also provide training on the customs, culture and norms for employees traveling to or receiving visitors from China and the United States.

Industry

The translation industry tends to be a highly fragmented industry with worldwide service companies available. The industry is made up of some large translation companies that provide multiple language services, many small to mid size companies that provide a range of services, and countless freelance translators who either contract with clients or contract through the larger translation agencies. The American Translators Association (ATA), which was founded in 1959, is currently the largest professional association of translators and interpreters in the US. Membership in the ATA has tripled in the past decade from 3,000 members in 1993 to over 9,000 members today who reside in over 60 countries. The ATA provides a centralized resource for translators who are looking to stay abreast on the latest trends, research, and applications in their industry as well as businesses that need to learn about current options for hiring translators. This organization will be helpful to us by allowing us to find potential employees as well as helping us keep our employees up to date and current on their skills.

Many clients who utilize the services of translation companies have had problems with consistent quality and timeliness. Clients often lack confidence in the translation service being provided. Often the translators have limited technical expertise to understand the context of technical documents. Freelance translators in particular tend to lack the time and expertise to consistently handle the increasing needs of technology companies.

The translation industry, specific to the niche market of Chinese/English technical translations is a rapidly growing market. China is playing an increasingly large role in world affairs, holds an increasingly large role in manufacturing, and is rapidly becoming a world presence. China has a population of over one billion, and according to the Ohio University Department of Linguistics, Chinese is the #1 most spoken language in the world.

Translations in English/Chinese tend to be very difficult. The Chinese language and grammar is vastly different from English, as well as the style and the way that information is presented in conversation and written documents. Translation of any document to and from English and Chinese requires significant socio-cultural manipulation, and an in depth understanding of both languages and their linguistical needs and requirements. Also, many words that are used in everyday Chinese speech are not documented in dictionaries, thus making translations extremely difficult for anyone who has not previously been immersed in the language. There are over 10,000 Chinese characters and many different dialects to the Chinese language. We will focus on the Mandarin dialect which is the most widely used Chinese dialect and the official language of China, Taiwan, and Hong Kong.

In the Chinese/English translation it is critical that the translator be fluent in both English and Chinese, and that the translator have experience in our targeted technical fields. Because English and Chinese cannot be translated in a literal, word for word fashion, the translator must be able to understand the material as it is presented in one language and then translate the material so that it has the same meaning in the other language.

Our Planned Operations

Although the translation industry as a whole is extremely large and fragmented, we will operate in a very specific niche market within that industry. We will target translation services to clients from technical fields such as but not limited to biotechnology, computer sciences, electronics, and nanotechnology, and we will only offer translations to and from English and Chinese. This focus will allow us to build strong relationships with target clients as well as maintain a very specific type of employee.

We will hire our translators on both a full time and part time basis as we secure business from clients. We will not act as a translation agency through hiring only freelance translators. This will allow us greater control over our employees and the quality of their work. We will only hire employees who are fluent in both Chinese and English cultures and languages, and are qualified in our targeted areas of technical expertise. We will hire translators who have experience in the translation industry and our goal will be to hire employees who have translated at least 100,000 words of English/Chinese translation. We will require at least 2 references for translation experience. We will also offer continuing education opportunities to all of our employees so that they may continue to enhance their skills, as they are required by their work with our company.

To ensure quality in our translations, we will first work with our clients to determine the size and scope of each project. This will allow us to provide the client with a reasonable estimate of cost as well as determine if we have the man-hours available and the required expertise to fulfill the client's needs. After an agreement is reached we will receive the documents from the client and check that all documents are complete and legible. Next, the documents will be assigned to a translator for translation. That translator will have a targeted amount of time during which to complete the translation. Upon completion of the translation, both documents will be proofread and checked for errors. After final revisions have been made, both the original document and the translated documents will be returned to client in exchange for payment.

We will also implement the use of translation memory software such as Déjà vu or TRADOS, which remembers certain words and phrases that are used for specific types of translations. This software will allow our employees to leverage their own past work as well as the past work of other employees, thus making each employee more productive.

Client Payment Process

We intend to pre-negotiate terms and conditions. We will require that our clients make a 30% down payment for services based on the written estimate that they receive at the onset of the project. Upon delivery of the final documents to our client, the final balance will be due. Accounts with a delinquent payment history will be required to make future payment in advance equal to the full project estimate. No future work will be performed for clients with delinquent balances. If the client has changes that need to be made based on errors on our part, final payment will not be required until all changes have been made to the satisfaction of the client. Changes that are requested after the final submission of the documents that are based on the changing needs and requirements of the client will be made at an additional cost to the client.

Illegal Documents

We will not translate any document that we deem to be legally questionable.

Management Information System

We will rely on computerized information systems and data management software to ensure efficiency, timeliness, and correctness in dealing with our clients. We will also rely on secure computerized networks to ensure ease in our communications between employees and clients.

We will be using translation memory software such as Déjà vu or TRADOS, to ensure higher levels of accuracy and productivity from our clients, resulting in lower costs for our clients.

Legal Concerns

In order to assure confidentiality of documents that are placed in our possession by our clients, our employees will be required to sign non-disclosure statements relative to any and all documents that they may see during the course of business. We will be trusted with client documents containing everything from intellectual property and copyrights to proprietary company information. Another legal concern includes copyright laws and infringements. Since copyright laws, patent laws and intellectual property laws vary from country to country, we will have clients sign a document stating that to their knowledge they have not violated any laws that they are aware of and that we take no responsibility for the legal issues concerning patents, copyrights and intellectual property. If we know that a document contains legal violations, we will not accept the project.

Insurance

We will not maintain liability insurance or errors and omissions insurance. Accordingly, we will not be protected in the case that an employee makes a mistake in translating documents or in the case that client documents are lost, misplaced, or stolen.

Marketing

We have not conducted any market studies or surveys. We may conduct a marketing survey in the future.

Our marketing practices will center on personal selling to potential clients and direct mailing. In our industry, clients want a translation company that they can trust for accuracy. Personal selling will be the best way to gain the initial trust of our potential clients. The direct mail will inform clients that they do have the option for utilizing an outside translation company and that we are entering the marketplace. We also intend to promote our services on our website. The website will not be used to generate revenues.

Competition

The translation industry tends to be a highly fragmented industry with translation service providers worldwide. The industry is made up of large translation companies that provide multiple language services, many small and mid size companies that provide a range of services, and countless freelance translators who either contract with clients or contract through translation agencies. The American Translators Association (ATA), which was founded in 1959, is currently the largest professional association of translators and interpreters in the US. They have over 9000 members who reside in over 60 countries. The ATA provides a centralized resource for translators who are looking to stay abreast on the latest trends, research, and applications in their industry as well as businesses that need to learn about current options for hiring translators. This organization will be helpful to us by allowing us to find potential employees as well as helping us keep our employees up to date and current on their skills.

There are approximately 30 translation services operating in the Research Triangle Park area of North Carolina. Single person freelance translators provide many of these services and over half of these services only specialize in English/Spanish translation. Due to the specialization of requirements there are currently no translation services offered in this area specializing in Chinese/English translation.

Persons who have used translation services have experienced problems with translation companies due to inconsistent quality and timeliness as well as assurance that the translation service is being provided by someone with the technical expertise to understand the context of technical documents. Freelance translators often lack the time and expertise to consistently handle the increasing needs of technology companies.

Employees

We are a start up company and currently have no employees other than our sole officer.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

We are a start-up corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months. We raised $81,400 gross proceeds, $46,500 net proceeds through a private placement. We believe the foregoing amount will fund operations for at least one year.

We are not going to buy or sell any plant or significant equipment during the next twelve months other than computers and software to operate our translation business.

We will not be conducting any product research or development. Further we do not expect significant changes in the number of employees other than possibly hiring one or two translators.

Our specific goal is to begin website development, assembling a client database and establishing an office to conduct our business. We intend to accomplish the foregoing through the following milestones:

1.

We intend to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 30-60 days. We intend to continue using our sole officer and director's home for our office. We believe that it will cost $2,000 to establish our office. We do not intend to initially hire additional employees. Our sole officer and director will handle our administrative duties.

2.

After our office is established, we intend to contact technology related businesses including research and development related companies. We plan to attend trade shows that are oriented towards meeting new clients in these fields such as those annually sponsored by the University of North Carolina in Chapel Hill and similar conferences sponsored by the Raleigh Chamber of Commerce. We have contacted an outside web designer to begin development of the website. As clients are added and as our customer database expands, we will continue to upgrade the website including testimonials from satisfied clients. We have spent $900 for the initial cost of website development and believe it will cost up to $3,000 to develop our client data base. The database is anticipated to be ready within the next 120 to 180 days. Upgrades will be ongoing during the life of our operations.

3.

Our marketing program will include personal selling in conjunction with direct mail and telephone surveys. Our president and CEO John Fahlberg will do personal selling initially. He will introduce our company and its translation features. He will gauge interest and opportunity while attempting to gain commitments for translation services. This process will be ongoing during the life of our operations. Once initial clients have been procured, we will initiate further marketing activities including direct mailings. We believe that it will cost a minimum of $3,000 to initiate our marketing campaign and plan to spend up to $18,000 on the marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 60 to 90 days from the establishment of our client data base.

4.	Once clients have been secured, we intend to hire at least one part-time translator.

If we spend all of our cash, are unable to negotiate sufficient translation services, and are unable to raise additional cash for our operations, we may have to suspend or cease operations. If we cannot generate sufficient fees to continue operations, we will suspend or cease operations.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we have attract customers and generate revenues. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

We raised $81,400 in our private placement. Of the $81,400 raised, we have spent $900. We believe that the money will last at least one year.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have initiated operations, but have not generated any revenues.

We issued 5,000,000 shares of common stock pursuant to the exemption from registration set forth in section 4(2) private placement in November 2004. The purchase price of the shares was $50.00. This was accounted for as an acquisition of shares. John A. Fahlberg covered our initial expenses of $18,565. The amount owed to Mr. Fahlberg is non-interest bearing, unsecured and due on demand. Further the agreement with Mr. Fahlberg is oral and there is no written document evidencing the agreement. In addition, we completed a private placement by selling 814,000 restricted shares of common stock at a price of $0.10 per shares and raised $81,400.

As of February 28, 2005, our total assets were $111 and our total liabilities were $18,565.

Results of Operations

Since inception on November 22, 2004, we have not generated any revenues.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchanges of Nonmonetary Assets - an Amendment of APB Opinion No. 29", (hereinafter "SFAS No. 153"). This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" (hereinafter "SFAS No. 152"), which amends FASB Statement No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions" (hereinafter "SOP 04-2"). This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" (hereinafter "SFAS No. 151"). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004),"Share-Based Payments" (hereinafter "SFAS No. 123 (R)"). This statement replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date (with limited exceptions). That cost will be recognized in the entity's financial statements over the period during which the employee is required to provide services in exchange for the award. Management has not currently evaluated the impact of adoption on its overall results of operations or financial position.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our sole officer and director is set forth below:

Name	Age	Position Held

John A. Fahlberg	59	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and sole Director

Our sole director serves until our next annual meeting of the stockholders or until he resigns earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

John A. Fahlberg has been our president, principal executive officer, principal financial officer, principal accounting officer, treasurer and a director since our inception on November 22, 2004. Since November 2000, Mr. Fahlberg has been the president of JAF Consulting, Inc., located in Chapel Hill, North Carolina. JAF Consulting provides management consulting services to early stage growth companies. From October 1994 to November 2000, Mr. Fahlberg was executive vice president of LinksCorp, LLC, located in Chicago, Illinois. LinksCorp acquires and manages golf courses.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our sole officer and director devotes time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years. Our fiscal year end is November 30. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other
				Annual	Restricted	Securities
				Compen-	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compen-
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	sation ($)

John A. Fahlberg	2004	0	0	0	0	0	0	0
President. Treasurer,	2003	0	0	0	0	0	0	0
Secretary, and Director	2002	0	0	0	0	0	0	0

[1]     All compensation received by our sole officer and director has been disclosed.

We have not paid our sole officer and director any compensation of any kind since November 30, 2004 and do not plan to pay him any compensation until we begin generating revenues.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our directors any money.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares.

	Direct Amount of		Percent
Name of Beneficial Owner [1]	Beneficial Owner	Position	of Class
John A. Fahlberg	5,000,000	President, Principal Executive Officer,	86.06%
12926 Morehead		Principal Financial Officer, Principal
Chapel Hill, NC 27517		Accounting Officer, Treasurer, Secretary
		and sole Director

All officer and Directors as a	5,000,000		86.06%
Group (1 Person)

[1]     The person named above is our only promoter.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage of shares
		Percentage of		owned after the
	Total number of	shares owned	Number of	offering assuming all
	shares owned prior	prior to	shares being	of the shares are sold
Name	to offering	offering	offered	in the offering
Mike Donley	18,000	0.31%	18,000	0.00%
Paul Donley	19,000	0.33%	19,000	0.00%
Andrew Currie	25,000	0.43%	25,000	0.00%
Thomas Hunter	20,000	0.34%	20,000	0.00%
Thomas Peterson	20,000	0.34%	20,000	0.00%
Robert Hinzpeter	25,000	0.43%	25,000	0.00%
William Zanoni	25,000	0.43%	25,000	0.00%
Janet Zanoni	20,000	0.34%	20,000	0.00%
John Conrad	23,000	0.40%	23,000	0.00%
Darlene Conrad	15,000	0.26%	15,000	0.00%
Alan Boyd	18,000	0.31%	18,000	0.00%
Anthony Trado	15,000	0.26%	15,000	0.00%
John Obrien	20,000	0.34%	20,000	0.00%
Terrence Donohoe	25,000	0.43%	25,000	0.00%
Trudy Moquist	20,000	0.34%	20,000	0.00%
Paul Moquist	20,000	0.34%	20,000	0.00%
Sherry Perry	5,000	0.09%	5,000	0.00%
Dexter Perry	5,000	0.09%	5,000	0.00%
William Conklin	10,000	0.17%	10,000	0.00%
Sandra Conklin	10,000	0.17%	10,000	0.00%
Dennis Snyder	10,000	0.17%	10,000	0.00%
Ellen Snyder	10,000	0.17%	10,000	0.00%
Michael Dunn	15,000	0.26%	15,000	0.00%
Dina Dunn	15,000	0.26%	15,000	0.00%
Fred Salamy	10,000	0.17%	10,000	0.00%
Barbara Salamy	10,000	0.17%	10,000	0.00%
Bobby Stanley	20,000	0.34%	20,000	0.00%
Anne Stanley	20,000	0.34%	20,000	0.00%
Alvin Cox	20,000	0.34%	20,000	0.00%
Roza Saghy	20,000	0.34%	20,000	0.00%
Revven Saghy	20,000	0.34%	20,000	0.00%
Andrew Fuentes	10,000	0.17%	10,000	0.00%
Don M. Rippe	10,000	0.17%	10,000	0.00%
Rick Egloff	12,000	0.21%	12,000	0.00%
Timothy Cuneo	10,000	0.17%	10,000	0.00%

Susan Rippe	10,000	0.17%	10,000	0.00%
Giovanni Urueta	15,000	0.26%	15,000	0.00%
Daniel Allison	14,000	0.24%	14,000	0.00%
Larre Fine	5,000	0.09%	5,000	0.00%
Benjamin Shepherd	5,000	0.09%	5,000	0.00%
Angela Shepherd	5,000	0.09%	5,000	0.00%
Susan Ferraro	10,000	0.17%	10,000	0.00%
James Beck	20,000	0.34%	20,000	0.00%
J. Beck & Company	10,000	0.17%	10,000	0.00%
R.E. Cloud	20,000	0.34%	20,000	0.00%
Paula Cloud	20,000	0.34%	20,000	0.00%
Ed Fadel	20,000	0.34%	20,000	0.00%
Joseph I. Lewis	20,000	0.34%	20,000	0.00%
Thomas R. Shute	10,000	0.17%	10,000	0.00%
Tamir A. Sagie	20,000	0.34%	20,000	0.00%
Linda M. Fiedler	20,000	0.34%	20,000	0.00%
Ellyn Steinhorn	10,000	0.17%	10,000	0.00%
Jerry Steinhorn	10,000	0.17%	10,000	0.00%
TOTAL	814,000	13.94%	814,000	0.00%

We issued the foregoing 814,000 shares of common stock as restricted securities pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933 in that a Form Ds was filed with the Securities and Exchange Commission; an offering memorandum was delivered to all purchasers; all purchasers have a preexisting relationship with us.

Future Sales of Shares

A total of 5,814,000 shares of common stock are issued and outstanding. Of the 5,814,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. Of the 5,814,000 restricted shares outstanding, 814,000 shares are being offered for sale by the selling shareholders in this offering.

Shares purchased in this offering, which will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We have selected Pacific Stock Transfer Company to act as our transfer agent. Pacific Stock Transfer's address is 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

We issued 5,000,000 shares of common stock to John A. Fahlberg, our president and sole member of the board of directors on November 23, 2004, in consideration of $50.

Mr. Fahlberg allows us to use 144 square feet of space at his home for our office. We use the space on a rent free basis.

Mr. Fahlberg has advanced $18,565 to us for expenses incurred in connection with our incorporation, accounting and auditing fees and for preparation this registration statement

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to February 28, 2005, included in this prospectus have been audited through November 30, 2004 and reviewed through February 28, 2005 by Williams & Webster, P.S., Certified Public Accountants, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception to November 30, 2004 (audited) and for the period ending February 28, 2005 (unaudited), immediately follow:

NEW AGE TRANSLATION, INC.
(A Development Stage Company)
BALANCE SHEETS

	February 28,
	2005	November 30,
	(unaudited)	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$111	$100

TOTAL ASSETS	$111	$100

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Advances payable - related party	$18,565	$15,050
TOTAL LIABILITIES	18,565	15,050

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDER'S DEFICIT
Preferred stock, 100,000,000 shares authorized,
$0.00001 par value; no shares issued and outstanding
Common stock, 100,000,000 shares authorized,
$0.00001 par value; 5,000,000 issued and outstanding	50	50
Accumulated deficit during development stage	(18,504)	(15,000)
TOTAL STOCKHOLDER'S DEFICIT	(18,454)	(14,950)

TOTAL LIABILITIES AND
STOCKHOLDER'S DEFICIT	$111	$100

See accompanying notes to interim financial statements.

NEW AGE TRANSLATION, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

			Period From
		Three Months	November 22, 2004
		Ended	(Inception) to
		February 28,	February 28,
		2005	2005
		(unaudited)	(unaudited)

REVENUES		$-	$-

EXPENSES
Professional fees		2,500	17,500
Office supplies and expenses		1,004	1,004
Total Expenses		3,504	18,504

OPERATING LOSS		(3,504)	(18,504)

LOSS BEFORE TAXES		(3,504)	(18,504)

INCOME TAX EXPENSE		-	-

NET LOSS		$(3,504)	$(18,504)

NET INCOME (LOSS) PER SHARE,
BASIC AND DILUTED	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED		5,000,000

See accompanying notes to interim financial statements.

NEW AGE TRANSLATION, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDER'S DEFICIT

	Common Stock		Deficit Accumulated During Development	Total Stockholder's
	Shares	Amount	Stage	Deficit

Balance, November 22, 2004 (Inception)	-	$-	$-	$-

Common Stock issued upon incorporation at
$0.00001 per share for cash	5,000,000	50	-	-

Net loss for the period ended, November 30, 2004	-	-	(15,000)	(15,000)

Balance, November 30, 2004	5,000,000	50	(15,000)	(15,000)

Net loss for three months ended, February 28, 2005	-	-	(3,504)	(3,504)
(unaudited)

Balance, February 28, 2005 (unaudited)	5,000,000	$50	$(18,504)	$(18,504)

See accompanying notes to interim financial statements.

NEW AGE TRANSLATION, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

		Period From
	Three Months	November 22, 2004
	Ended	(Inception) to
	February 28,	February 28,
	2005	2005
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,504)	$(18,504)
Adjustments to reconcile net loss to net cash used by operating activities:
Expenses advanced by related party	3,515	18,565
Net cash used by operating activities	11	61

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	50
Net cash provided by financing activities	-	50

Net increase in cash	11	111

Cash, beginning of period	100	-

Cash, end of period	$111	$111

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to interim financial statements.

NEW AGE TRANSLATION, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

New Age Translation, Inc. (hereinafter "New Age" or "the Company") was incorporated on November 22, 2004 under the laws of the State of Nevada for any lawful business. The principal business of the Company is document translation. The Company expects to be engaged by various companies, primarily technology-driven companies, for the purpose of translating their various documents from English to Chinese and vice versa.

The Company is in the development stage and as of February 28, 2005 had not realized any revenues from its planned operations. The Company's year-end is November 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchanges of Nonmonetary Assets - an Amendment of APB Opinion No. 29", (hereinafter "SFAS No. 153"). This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" (hereinafter "SFAS No. 152"), which amends FASB Statement No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions" (hereinafter "SOP 04-2"). This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance

NEW AGE TRANSLATION, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Pronouncements (continued)

in SOP04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs" an amendment of ARB No. 43, Chapter 4" (hereinafter "SFAS No. 151"). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments" (hereinafter "SFAS No. 123 (R)"). This statement replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date (with limited exceptions). That cost will be recognized in the entity's financial statements over the period during which the employee is required to provide services in exchange for the award. Management has not currently evaluated the impact of adoption on its overall results of operations or financial position.

In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect that the adoption of the statement will affect its financial statements.

NEW AGE TRANSLATION, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At February 28, 2005, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting date, as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, reasonably approximates fair value at February 28, 2005.

NEW AGE TRANSLATION, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At February 28, 2005, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $6,300, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at February 28, 2005. The significant components of the deferred tax asset at February 28, 2005 and November 30, 2004 were as follows:

	February 28,	November 30,
	2005	2004
Net operating loss carryforward	$18,500	$15,000

Deferred tax asset	$6,300	$5,100
Deferred tax asset valuation allowance	(6,300)	(5,100)
Net Deferred tax asset	$-	$-

At February 28, 2005, the Company has net operating loss carryforwards of approximately $18,500, which expire in the year 2024. The change in valuation allowance from November 30, 2004 to February 28, 2005 was $1,200.

Revenue Recognition

The Company will recognize revenue from contracts as services are performed. With this type of revenue sources, revenue will thereby be recorded when there is persuasive evidence that an arrangement exists, services have been rendered, the contract price is determinable, and collectibility is reasonably assured.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NEW AGE TRANSLATION, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going Concern

As shown in the accompanying financial statements, the Company had an accumulated deficit of $18,504 incurred through February 28, 2005. The Company has no revenues, limited cash, and negative working capital. Management has established plans to begin generating revenues and decrease debt. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company anticipates that it will need $50,000 to continue in existence for the following twelve months. The Company expects to control its cash outflows based upon funds received.

NOTE 3 - PREFERRED AND COMMON STOCK

The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share and rights and preferences to be determined.

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in November 2004, the Company issued 5,000,000 shares of common stock for a total of $50 cash. The shares were valued at par, which management deemed was the approximate fair value of the shares issued.

No shares were issued during the three months ended February 28, 2005.

NOTE 4 - RELATED PARTY TRANSACTIONS

Advances payable to related parties represents amounts due to the Company's sole shareholder for cash advanced and payment of expenses on behalf of the Company. These advances are non-interest bearing, not collateralized, and considered to be due on demand.

The Company uses office space of the Company's sole shareholder and pays no rent. The value of this space is considered immaterial for financial reporting purposes at February 28, 2005. There is no rental agreement and the Company has plans to locate to a permanent office in the near future.

NEW AGE TRANSLATION, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $15,000 was paid when attorney services began and is recorded as legal fees in the accompanying financial statements. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

NOTE 6 - SUBSEQUENT EVENTS

Subsequent to the date of the financial statements, the Company sold in private placement 814,000 shares of common stock for $0.10 per share, or 81,400 in cash.

Board of Directors
New Age Translation, Inc.
Chapel Hill, North Carolina

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of New Age Translation, Inc. (a development stage enterprise and Nevada Corporation) as of November 30, 2004, and the related statements of operations, stockholder's deficit and cash flows for the period from November 22, 2004 (inception) through November 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Age Translation, Inc., (a development stage enterprise) as of November 30, 2004 and the results of its operations, stockholder's deficit and cash flows for the period from November 22, 2004 (inception) through November 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has been in the development stage since its inception, has limited cash, has negative working capital, and has no revenues. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.
Certified Public Accountants
 Spokane, Washington
December 12, 2004

NEW AGE TRANSLATION, INC.
(A Development Stage Enterprise)
BALANCE SHEET
NOVEMBER 30, 2004

ASSETS
CURRENT ASSETS
Cash	$100
Total Current Assets	100

TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Advances payable - related party	$15,050
Total Current Liabilities	15,050

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDER'S DEFICIT
Preferred stock, 100,000,000 shares authorized, $0.00001
par value; no shares issued and outstanding	-
Common stock, 100,000,000 shares authorized, $0.00001
par value; 5,000,000 shares issued and outstanding	50
Additional paid-in capital	-
Accumulated deficit	(15,000)
Total Stockholder's Deficit	(14,950)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$100

The accompanying notes are an integral part of these financial statements.

NEW AGE TRANSLATION, INC.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS
FROM NOVEMBER 22, 2004 (INCEPTION) TO NOVEMBER 30, 2004

REVENUES		$-

EXPENSES
Legal fees		15,000
TOTAL EXPENSES		15,000

LOSS FROM OPERATIONS		(15,000)

LOSS BEFORE INCOME TAXES		(15,000)

INCOME TAXES		-

NET LOSS		$(15,000)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED		5,000,000

The accompanying notes are an integral part of these financial statements.

NEW AGE TRANSLATION, INC.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDER'S DEFICIT

	Preferred Stock		Common Stock				Total
					Additional		Stockholder's
	Number		Number		Paid-in	Accumulated	Equity
	of Shares	Amount	of Shares	Amount	Capital	Deficit	(Deficit)
Balance November 22 2004	-	$-	-	$-	$-	$-	$-

Common stock issued for cash at $0.00001
per share	-	-	5,000,000	50	-	-	50

Net loss for period ended November 30, 2004	-	-	-	-	-	(15,000)	(15,000)

Balance, November 30, 2004	-	$-	5,000,000	$50	$-	$(15,000)	$(14,950)

The accompanying notes are an integral part of these financial statements.

NEW AGE TRANSLATION, INC.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
FROM NOVEMBER 22, 2004 (INCEPTION) TO NOVEMBER 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,000)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Expenses advanced by related parties	15,000
Net cash provided by operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	50
Proceeds from sale of common stock	50
Net cash provided by financing activities	100

Change in cash	100

Cash, beginning of period	-

Cash, end of period	$100

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

NEW AGE TRANSLATION, INC.
(A DEVELOPMENT STAGE ENTERPRISE
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

New Age Translation, Inc. (hereinafter "New Age" or "the Company") was incorporated on November 22, 2004 under the laws of the State of Nevada for any lawful business. The principal business of the Company is document translation. The Company expects to be engaged by various companies, primarily technology-driven companies, for the purpose of translating their various documents from English to Chinese and vice versa.

The Company is in the development stage and as of November 30, 2004 had not realized any revenues from its planned operations. The Company's year-end is November 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
 The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements
 In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs. . . an amendment of ARB No. 43, Chapter 4." This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any impact on the Company as the Company will not carry any inventory.

In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial

NEW AGE TRANSLATION, INC.
(A DEVELOPMENT STAGE ENTERPRISE
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Pronouncements (continued)
 position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect that the adoption of the statement will affect its financial statements.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative instruments and Hedging Activities: (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after December 31, 2003 and for hedging relationships designated after December 31, 2003. The adoption of SFAS No. 149 is not expected to have an impact on the financial position or results of operations of the Company as the Company does not anticipate engaging in derivative or hedging activities.

In December 2002, the Financial Accounting Standards Board issued Statement No. 148 (hereinafter "SFAS No. 148") on "Accounting for Stock-Based Compensation. . .Transition and Disclosure." This statement provides alternative methods of transition for companies that choose to switch to the fair value method of accounting for stock options. SFAS No. 148 also makes changes in the disclosure requirements for stock-based compensation, regardless of which method of accounting is chosen. Under the new standard, companies must report certain types of information more prominently and in a more understandable format in the footnotes to the financial statements, and this information must be included in interim as well as annual financial statements. The Company has not had any stock based compensation and therefore there are no disclosure requirements of SFAS No. 148 in these financial statements.

Cash and Cash Equivalents
 For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Derivative Instruments
 The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

NEW AGE TRANSLATION, INC.
(A DEVELOPMENT STAGE ENTERPRISE
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Instruments (continued)
 If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At November 30, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share
 The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting date, as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments
 The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, reasonably approximates fair value at November 30, 2004.

Provision for Taxes
 Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At November 30, 2004, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $5,100, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at November 30, 2004. The significant components of the deferred tax asset at November 30, 2004 were as follows:

NEW AGE TRANSLATION, INC.
(A DEVELOPMENT STAGE ENTERPRISE
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Taxes (continued)

Net operating loss carryforward	$15,000

Deferred tax asset	$5,100
Deferred tax asset valuation allowance	(5,100)
Net Deferred tax asset	$-

At November 30, 2004, the Company has net operating loss carryforwards of approximately $15,000, which expire in the year 2024.

Revenue Recognition
 The Company will recognize revenue from contracts as services are performed. With this type of revenue sources, revenue will thereby be recorded when there is persuasive evidence that an arrangement exists, services have been rendered, the contract price is determinable, and collectibility is reasonably assured.

Use of Estimates
 The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern
 As shown in the accompanying financial statements, the Company had an accumulated deficit of $15,000 incurred through November 30, 2004. The Company has no revenues, limited cash, and negative working capital. Management has established plans to begin generating revenues and decrease debt. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company anticipates that it will need $60,000 to continue in existence for the following twelve months. The Company expects to control its cash outflows based upon funds received.

NEW AGE TRANSLATION, INC.
(A DEVELOPMENT STAGE ENTERPRISE
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2004

NOTE 3 - PREFERRED AND COMMON STOCK

The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share and rights and preferences to be determined.

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in November 2004, the Company issued 5,000,000 shares of common stock for a total of $50 cash. The shares were valued at par, which management deemed was the approximate fair value of the shares issued.

NOTE 4 - RELATED PARTY TRANSACTIONS

Advances payable to related parties represents amounts due to the Company's sole shareholder for cash advanced and payment of expenses on behalf of the Company. These advances are non-interest bearing, not collateralized, and considered to be due on demand.

The Company uses office space of the Company's sole shareholder and pays no rent. The value of this space is considered immaterial for financial reporting purposes at November 30, 2004. There is no rental agreement and the Company has plans to locate to a permanent office in the near future.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $15,000 was paid when attorney services began and is recorded as legal fees in the accompanying financial statements. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

Until _______________, 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to our Form SB-2 registration statement.
2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.
3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100.00
Printing Expenses	$500.00
Accounting/administrative Fees and Expenses	$9,400.00
Blue Sky Fees/Expenses	$0.00
Legal Fees/ Expenses	$25,000.00
Escrow fees/Expenses	$0.00
Transfer Agent Fees	$0.00
Miscellaneous Expenses	$0.00
TOTAL	$35,000.00

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

a)

On November 23, 2004, we issued 5,000,000 shares of common stock as restricted securities to John A. Fahlberg, our sole officer and director, in consideration of $0.00001 per share or a total of $50. The shares were sold pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933 in that Mr. Fahlberg was given all information that is contained in Part I of a Form SB-2 registration statement and Mr. Fahlberg is a sophisticated investor. No form of general advertising was used by us and no commission was paid to anyone in connection with the sale of the securities.

b)

In May 2005 we issued 814,000 shares of common stock to 53 investors in consideration of $81,400. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933 in that a Form Ds was filed with the Securities and Exchange Commission; an offering memorandum was delivered to all purchasers; and, all purchasers had a preexisting relationship with us.

ITEM 27.     EXHIBITS.

The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of Conrad C. Lysiak, Attorney at Law
23.1	Consent of Williams & Webster, P.S., Certified Public Accountants
23.2	Consent of Conrad C. Lysiak

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on this June 6, 2005.

NEW AGE TRANSLATION, INC.

BY:	/s/ John A. Fahlberg
John A. Fahlberg, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and sole member of the Board of Directors